Exhibit 1.1

EXECUTION VERSION

50,000,000 Shares

COBALT INTERNATIONAL ENERGY, INC.

Common Stock

UNDERWRITING AGREEMENT

May 7, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY, 10013

As Representative of the Several Underwriters

Dear Sirs:

1.  Introductory.  The stockholders listed in Schedule A hereto (the “Selling Stockholders”) agree severally to sell to the several Underwriters named in Schedule B hereto (“Underwriters”) an aggregate of 50,000,000 outstanding shares (the “Firm Securities”) of common stock, par value $0.01 per share (the “Securities”), of Cobalt International Energy, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 7,500,000 additional outstanding shares (“Optional Securities”) of the Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. If the only firms listed in Schedule B hereto are the Representatives, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firms. Further, any references herein to “Underwriters” and “Representatives” shall be construed to mean “Underwriter” and “Representative”, respectively.

2.  Representations and Warranties of the Company and the Selling Stockholders.  (i)  The Company represents and warrants to, and agrees with, the several Underwriters and each of the Selling Stockholders that:

(a)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-171536), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information”, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information”, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:20 p.m. (Eastern time) on May 7, 2013.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)  Compliance with Securities Act Requirements.  (i)(A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii)(A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 8(c) hereof.

(c)  Automatic Shelf Registration Statement.  (i)  Well-Known Seasoned Issuer Status.  (A)  At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)    Effectiveness of Automatic Shelf Registration Statement.  The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405.  If immediately prior to the Renewal Deadline, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(iii)          Eligibility to Use Automatic Shelf Registration Form.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Representatives (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (C) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (D) promptly notify the Representatives of such effectiveness.  The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)          Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)  Ineligible Issuer Status.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) on the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e) General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, if any, the preliminary prospectus supplement, dated May 7, 2013, including the base prospectus, dated January 4, 2011 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in

Schedule C to this Agreement, which supplements or amends the preliminary prospectus supplement, to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(f)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or any dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(g)  Good Standing of the Company.  The Company has been duly organized, formed or incorporated, as the case may be, and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing as a foreign corporation would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(h)  Subsidiaries.  Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.  Cobalt International Energy, L.P., Cobalt International Energy Overseas Ltd., Cobalt International Energy Angola Ltd., CIE Angola Block 9 Ltd., CIE Angola Block 20 Ltd., CIE Angola Block 21 Ltd., Cobalt International Energy Gabon Ltd. and CIE Gabon Diaba Ltd, are the only subsidiaries of the Company that own any assets (other than nominal assets) or conduct any business.

(i)  Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(j)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k)  Registration Rights.  Except as disclosed in the General Disclosure Package and except as have been waived prior to or on the date of this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(l)  Listing.  The Offered Securities have been listed on The New York Stock Exchange.

(m)  Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities, except (i) such as have been obtained, or made and such as may be required under state securities laws, or (ii) as may be required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(n)  Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have (i) legal, valid and defensible title to the interests in the oil and natural gas properties described in the Registration Statement, the General Disclosure Package and the Final Prospectus, title investigations having been carried out by the Company and each of its subsidiaries in accordance with the general practice in the oil and gas industry and (ii) good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or currently proposed to be made thereof by them.

(o)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the offering and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clause (iii), where any such breach, violation or default would not, individually or in the aggregate, result in a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p)  Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.  Except as disclosed in the General Disclosure Package, there are no orders, writs, judgments, injunctions, decrees, determinations or awards against the Company or any of its subsidiaries by any court or government agency that are material to the Company and its subsidiaries, considered as one enterprise.

(q)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(r)  Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(t)  Environmental Laws.  Except as disclosed in the General Disclosure Package, (i)(A) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any applicable federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (C) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (D) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site or any formerly owned or occupied real property, (E) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to applicable Environmental Laws or Hazardous Substances, and (F) to the knowledge of the Company, the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses; except in each case covered by clauses (A) — (F) such as would not individually or in the aggregate have a Material Adverse Effect; (ii) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (iii) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (iv) except as disclosed in the General Disclosure Package, the Company has reasonably concluded that the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations, products and financial condition of the Company and its subsidiaries will not, singly or in the aggregate, have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (1) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (2) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under applicable Environmental Laws.

(u)  Accurate Disclosure.  The statements in (i) the General Disclosure Package and the Final Prospectus under the headings “U.S. Federal Income Tax Considerations for Non-U.S. Holders”, and “Description of Capital Stock”, (ii) the Company’s annual report on Form 10-K for the year ended December 31, 2012 under the heading “Business—Environmental Matters and Regulation”,  and (iii) the Company’s proxy statement for its 2013 annual meeting under the heading “Corporate Governance—Certain Relationships and Related Transactions”, in each case, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, and subject to the assumptions, conditions and limitations set forth therein are accurate in all material respects and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(v)  Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(w)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with authorization of management and directors, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) records are maintained that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets, (iv) unauthorized acquisitions, use or dispositions of the Company’s assets that could have a material effect on the consolidated financial statements are prevented or timely detected and (v) the interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement is materially accurate in all respects.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(x)  Absence of Accounting Issues.  Except as set forth in the General Disclosure Package, no member of the Audit Committee has informed the Company that the Audit Committee is reviewing or investigating, or that the Company’s independent auditors or its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(y)  Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including, to the best of the Company’s knowledge, any inquiries or investigations threatened by any court or governmental agency or body, domestic or foreign) against the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(z)  Financial Statements.  The financial statements included in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(aa)  No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(bb)  Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc)  Ratings.  No “nationally recognized statistical rating organization”, as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(dd)  Anti-corruption Laws; Money Laundering Laws; Sanctions.  Except as disclosed in the General Disclosure Package, each of the Company, its subsidiaries, and to the Company’s knowledge, its affiliates and any of their respective officers, directors, supervisors, managers, agents, employees, and any other persons acting on its behalf, is not aware of, has not taken, and will not take any action, directly or indirectly, including its participation in the offering, that violates the following laws, has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws, and has maintained, and will continue to maintain, books and records as required by, and that ensure continued compliance with, each of the following laws:  (i) anti-corruption laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (ii) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (iii) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(ee)  Taxes.  The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff)  Insurance.  The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are customary for the industry or geographic location in which they participate; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in each case as set forth in or contemplated in the General Disclosure Package.

(gg)  Independent Petroleum Engineers.  DeGolyer and MacNaughton (“D&M”), who has delivered the letter referenced to in Section 7(i) hereof (the “D&M Letter”), was, as of the date(s) of the reports referenced in such letter, and is, as of the date hereof, an independent engineering firm with respect to the Company.

(hh)  Information Underlying D&M Reports.  The factual information underlying the estimates of the Company’s oil and natural gas resources, which was supplied by the Company to D&M for the purposes of preparing the resource reports and estimates of the Company and preparing the D&M Letter, including, without limitation, costs of operation and development and agreements relating to current and future operations and future sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than intervening market commodity price fluctuations, and except as disclosed in the General Disclosure Package, the Company is not aware of any facts or circumstances that would result in a material adverse change in the estimates of the Company’s oil and natural gas resources, or the present value of future net cash flows therefrom, as reflected in the reports referenced in the D&M Letter; the Company has no reason to believe that as of the dates indicated in the Registration Statement, the General Disclosure Package and the Final Prospectus such resources have materially declined or decreased since the dates of the reports referenced in the D&M Letter (other than, in all cases, updates to previous reports prepared by D&M and disclosed to the Representatives).

(ii)  Auditor Independence.  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(jj)  OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, to its knowledge, directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) XBRL Language.  The interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)  Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

(a)  Title to Securities.  Such Selling Stockholder (x) has, and immediately prior to each Closing Date (as defined in Section 3 hereof) will have, (i) valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date or (ii) a valid “security entitlement” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)  in respect of such Offered Securities, and (y) has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities (or security entitlements in respect of such Offered Securities) to be delivered by such Selling Stockholder on such Closing Date hereunder free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims arising under this Agreement.

(b)  Delivery, DTC.  Upon payment for the Offered Securities to be sold by such Selling Stockholder, delivery of certificates representing such Offered Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), together with a valid indorsement of such certificates to DTC or in blank, registration of such Offered Securities in the name of Cede or such other nominee and the crediting by book entry of such Offered Securities on the books of DTC to securities accounts (within the meaning of Section 8-501 of New York UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Offered Securities or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the New York UCC, (ii) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102 of the New York UCC) in respect of such Offered Securities, and (iii) to the extent governed by the provisions of Section 8-502 of the New York UCC, no action based on an “adverse claim” (as defined in Section 8-102 of the New York UCC) to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement; it being understood that for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC and (C) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the New York UCC.

(c)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except (A) such as have been obtained and made under the Act and (B) such as may be required under the Exchange Act or the rules and regulations thereunder, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of FINRA or The New York Stock Exchange.

(d) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance by the Selling Stockholders of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to any (A) statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, (B) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (C) the charter or by-laws or analogous constituent documents of such Selling Stockholder, except in the case of clauses (A) and (B) above, for such violations that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to perform its obligations hereunder; provided that no representation or warranty is made in this paragraph (d) with respect to the antifraud provisions of the federal or state securities laws.

(e) Selling Stockholder Information.  (A) On its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such representation and warranty made in this subsection (e) applies only to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information.  As used in this Agreement, the “Selling Stockholder Information” means information relating to a Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package or the Final Prospectus, it being understood and agreed that the only Selling Stockholder Information so furnished by such Selling Stockholder consists solely of the name and address of such Selling Stockholder, the number of shares owned and the number of shares proposed to be sold by such Selling Stockholder, and the information about such Selling Stockholder appearing in the text corresponding to the footnote adjacent to such Selling Stockholder’s name on pages S-10 to and including S-12 under the caption “Selling Stockholders” in the General Disclosure Package and the Final Prospectus or any amendments or supplements thereto.

(f) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(g) No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(h) Absence of Manipulation.  Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the several Underwriters, and each of the Underwriters agrees to purchase from each Selling Stockholder, at a purchase price of $26.62 per share, that number of Firm Securities obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction, the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Selling Stockholders will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives as specified by the Selling Stockholders to the Representatives at least forty-eight hours in advance, at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 9:00 A.M., New York time, on May 10, 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon not less than two business days’ written notice from the Representatives given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities.  The Selling Stockholders agree, severally and not jointly, to sell to the Underwriter the respective numbers of shares of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities.  Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given.  The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives as specified by the Selling Stockholders to the Representatives at the office of Davis Polk & Wardwell LLP described above.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Davis Polk & Wardwell LLP described above at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company and the Selling Stockholders.  The Company agrees with the several Underwriters and the Selling Stockholders that:

(a)  Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)  Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without providing the Representatives a reasonable opportunity to consent (other than by filing documents under the Exchange Act that are incorporated by reference therein); provided that in the case of filing documents under the Exchange Act that are incorporated by reference prior to termination or conclusion of the offering of the Offered Securities (the “Cut-Off Date”), the Representatives shall previously have been furnished a copy of the proposed amendment (or supplementation); and the Company will also advise the Representatives promptly of (i) the filing and effectiveness of any amendment or supplementation of the Registration Statement or any Statutory Prospectus prior to the Cut-Off Date, (ii) any request by the Commission or its staff prior to the Cut-

Off Date for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission prior to the Cut-Off Date of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Representatives and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158.  As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) and Rule 158 under the Act.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Representatives signed copies of the Registration Statement including all exhibits, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request.  The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement unless otherwise agreed by the Representatives.  All other such documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications.  The Company will cooperate with the Representatives for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states and other jurisdictions as the Representatives designate and to continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)  Reporting Requirements.  During the period of three years hereafter, the Company will furnish to the Representatives, and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) for a period one year hereafter, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, it is not required to furnish such reports or statements to the Representatives.

(h)  Payment of Expenses.  The Company agrees with the several Underwriters that the Company will pay all expenses incidental to the performance of the obligations of the Company and the Selling Stockholders, as the case may be, under this Agreement, including but not limited to (i) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) fees and expenses incident to listing the Offered Securities on The New York Stock Exchange and other national and foreign exchanges and (iii) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  Each Selling Stockholder agrees with the several Underwriters that such Selling Stockholder will pay or cause to be paid all transfer taxes on the sale by such Selling Stockholder of the Offered Securities to the Underwriters.  Except as otherwise provided by this Agreement, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, fees and expenses of their counsel.

(i)  Absence of Manipulation.  The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j)  Restriction on Sale of Securities.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to the Securities or any securities convertible into or exchangeable or exercisable for any Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives.  The Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Representatives consent to in writing.  The restrictions set forth in this Section 5(k) shall not apply to:  (A) the sale of Offered Securities to the Underwriters; (B) grants of employee or non-employee director stock options or restricted stock or restricted stock units in the ordinary course of business and in accordance with the terms of a stock plan existing on the Closing Date and described in the General Disclosure Package; (C) the issuance of Securities upon the exercise of an option or warrant or the conversion of a security granted under employee or non-employee director stock plans existing on or otherwise outstanding on the Closing Date and described in the General Disclosure Package; (D) the filing of a registration statement on Form S-8 relating to the offering of securities in accordance with the terms of a stock plan in effect on the Closing Date and described in the General Disclosure Package; (E) the registration of Securities pursuant to the terms of registration rights granted in connection with the Company’s initial public offering or (F) the issuance of shares of common stock of the Company  upon the conversion of any of the Company’s 2.625% convertible senior notes due 2019 outstanding on the Closing Date.

6.  Free Writing Prospectuses.  The Company and the Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance acceptable to the Representatives.

(b)  Filing of Prospectuses.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of the Company or any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on The New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinions of Counsel for the Company.  The Representatives shall have received an opinion and 10b-5 letter, each dated the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Company, in the form of Schedule D hereto.

(e) Opinions of Counsel for the Selling Stockholders.  (1) The Representatives shall have received an opinion, dated such Closing Date, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Selling Stockholders consisting of The Goldman Sachs Group, Inc. Funds, in a form reasonably satisfactory to the Representatives, (2) the Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, counsel for the Selling Stockholders consisting of the Carlyle/Riverstone Funds, in a form reasonably satisfactory to the Representatives, (3) the Representatives shall have received opinions, dated such Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholders consisting of the First Reserve Funds, in a form reasonably satisfactory to the Representatives and (4) the Representatives shall have received opinions, dated such Closing Date, of Fried, Frank, Harris, Shriver & Jacobson LLP and Stikeman Elliot LLP, counsel for the Selling Stockholders consisting of the KERN Funds, in a form reasonably satisfactory to the Representatives.

(f)  Opinion of Counsel for Underwriters.  The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)  Officers’ Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)  Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup letters from each of the persons listed in Schedule E hereto.

(i)  D&M Letter.  The Representatives shall have received a letter, dated the date hereof of D&M, in the form of Schedule F hereto.

(j)  Delivery of W-9/W-8.  Each Selling Stockholder shall have delivered to the Representatives, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

The Company and the Selling Stockholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)  Indemnification of Underwriters by Selling Stockholders.  The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with the Selling Stockholder Information with respect to that Selling Stockholder, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate proceeds (less underwriters’ discounts and commissions, but before other expenses) to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder.

(c) Indemnification of Company and Selling Stockholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  the description of stabilizing transactions, overallotment transactions, syndicate transactions and penalty bids under the caption “Underwriting-Price Stabilization, Short Positions and Penalty Bids”.

(d)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the aggregate proceeds (less underwriters’ discounts and commissions, but before other expenses) from the offering received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute pursuant to this subsection (e), (1) unless such Selling Stockholder would have had indemnification obligations pursuant to subsection (b) above or (2) any amount in excess of the amount by which such Selling Stockholder’s aggregate proceeds (less underwriter’s discounts and commissions, but before other expenses) received by it from the sale of the Offered Securities pursuant to this Agreement exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).  No Selling Stockholder shall have any liability under subsection (b) of this Section 8 and this subsection (e), in the aggregate, in excess of such Selling Stockholder’s aggregate proceeds (less underwriter’s discounts and commissions, but before other expenses) received by it from the sale of the Offered Securities pursuant to this Agreement.

9.     [Reserved]

10.  [Reserved]

11.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the

Underwriters is not consummated for any reason, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.  Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Citigroup Global Markets Inc., 388 Greenwich Street New York, NY, 10013, Attention: General Counsel, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, N.Y. 10022, Attention:  Robert Evans III, Esq., or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Cobalt International Energy, Inc., Cobalt Center, 920 Memorial City Way, Suite 100, Houston Texas 77024, Attention: Associate General Counsel and Secretary, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, N.Y. 10017, Attention:  Richard D. Truesdell, Jr., Esq., or, if sent to any Selling Stockholder will be mailed, delivered or telegraphed and confirmed to them at its address set forth in the applicable footnote to the table under the heading “Selling Stockholders” in the Final Prospectus, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, N.Y. 10004, Attention: Michael A. Levitt, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.  Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

15.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.  Absence of Fiduciary Relationship.  The Company and the Selling Stockholders acknowledge and agree that:

(a)  No Other Relationship.  The Representatives have been retained solely to act as Underwriters in connection with the sale of the Offered Securities and no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Company and the Selling Stockholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company and the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling

Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17.  Patriot Act Notice.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and the Selling Stockholders one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

COBALT INTERNATIONAL ENERGY, INC.

By:	/s/ Joseph H. Bryant
Name: Joseph H. Bryant
Title: Chairman and Chief Executive Officer

[signature page to Underwriting Agreement]

GSCP V COBALT HOLDINGS, LLC

By: GS CAPITAL PARTNERS V FUND, L.P.,
its sole member

By: GSCP V ADVISORS, L.L.C.,
its general partner

By:	/s/ Scott Lebovitz
Name: Scott Lebovitz
Title: Vice President

GSCP V OFFSHORE COBALT HOLDINGS, LLC

By: GSCP V OFFSHORE COBALT HOLDINGS, L.P.,
its sole member

By: GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.,
its general partner

By: GSCP V OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Scott Lebovitz
Name: Scott Lebovitz
Title: Vice President

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.

By: GS ADVISORS V, L.L.C.,
its general partner

By:	/s/ Scott Lebovitz
Name: Scott Lebovitz
Title: Vice President

[signature page to Underwriting Agreement]

GSCP V GMBH COBALT HOLDINGS, LLC

By: GSCP V GMBH COBALT HOLDINGS, L.P.,
its sole member

By: GSCP V GMBH COBALT HOLDINGS,
its general partner

By:	/s/ Phil Grovit
Name: Phil Grovit
Title: Vice President

GSCP VI COBALT HOLDINGS, LLC

By: GS CAPITAL PARTNERS VI FUND, L.P.,
its sole member

By: GSCP VI ADVISORS, L.L.C.,
its general partner

By:	/s/ Phil Grovit
Name: Phil Grovit
Title: Vice President

GSCP VI OFFSHORE COBALT HOLDINGS, LLC

By: GSCP VI OFFSHORE COBALT HOLDINGS, L.P.,
its sole member

By: GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.,
its general partner

By: GSCP VI OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Phil Grovit
Name: Phil Grovit
Title: Vice President

[signature page to Underwriting Agreement]

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By: GS ADVISORS VI, L.L.C.,
its general partner

By:	/s/ Phil Grovit
Name: Phil Grovit
Title: Vice President

GSCP VI GMBH COBALT HOLDINGS, LLC

By: GSCP VI GMBH COBALT HOLDINGS, L.P.,
its sole member

By: GSCP VI GMBH COBALT HOLDINGS,
its general partner

By:	/s/ Phil Grovit
Name: Phil Grovit
Title: Vice President

[signature page to Underwriting Agreement]

C/R COBALT INVESTMENT PARTNERSHIP, L.P.

By:CARLYLE/RIVERSTONE ENERGY PARTNERS II, L.P.,
its general partner

By: C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Andrew W. Ward
Name: Andrew W. Ward
Title: Authorized Person

C/R ENERGY COINVESTMENT II, L.P.

By: CARLYLE/RIVERSTONE ENERGY PARTNERS II, L.P.,
its general partner

By: C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Andrew W. Ward
Name: Andrew W. Ward
Title: Authorized Person

RIVERSTONE ENERGY COINVESTMENT III, L.P.

By: RIVERSTONE COINVESTMENT GP, LLC,
its general partner

By: RIVERSTONE HOLDINGS, LLC,
its sole member

By:	/s/ Andrew W. Ward
Name: Andrew W. Ward
Title: Authorized Person

[signature page to Underwriting Agreement]

CARLYLE ENERGY COINVESTMENT III, L.P.

By: CARLYLE ENERGY COINVESTMENT III GP, L.L.C.,
its general partner

By: TCG HOLDINGS, L.L.C.,
its sole member

By:	/s/ Jeffrey W. Ferguson
Name: Jeffrey W. Ferguson
Title: Authorized Person

C/R ENERGY III COBALT PARTNERSHIP, L.P.

By: CARLYLE/RIVERSTONE ENERGY PARTNERS III, L.P.,
its general partner

By: C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Andrew W. Ward
Name: Andrew W. Ward
Title: Authorized Person

CARLYLE/RIVERSTONE GLOBAL ENERGY AND POWER FUND III, L.P.

By: CARLYLE/RIVERSTONE ENERGY PARTNERS III, L.P.,
its general partner

By: C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Andrew W. Ward
Name: Andrew W. Ward
Title: Authorized Person

[signature page to Underwriting Agreement]

KERN COBALT CO-INVEST PARTNERS AP LP

By: KERN COBALT GROUP MANAGEMENT LTD.,
its general partner

By:	/s/ Jeff van Steenbergen
Name: Jeff Van Steenbergen
Title: Director

[signature page to Underwriting Agreement]

FIRST RESERVE FUND XI, L.P.

By: FIRST RESERVE GP XI, L.P.,
its general partner

By: FIRST RESERVE GP XI, INC.,
its general partner

By:	/s/ Jennifer C. Zarrilli
Name: Jennifer C. Zarrilli
Title: Managing Director, CFO

FR XI ONSHORE AIV, L.P.

By: FIRST RESERVE GP XI, L.P.,
its general partner

By: FIRST RESERVE GP XI, INC.,
its general partner

By:	/s/ Jennifer C. Zarrilli
Name: Jennifer C. Zarrilli
Title: Managing Director, CFO

[signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	/s/ James Jackson
Name: James Jackson
Title:Vice President

[signature page to Underwriting Agreement]

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
GSCP V Cobalt Holdings, LLC	4,924,248.0	802,866.0
GSCP V Offshore Cobalt Holdings, LLC	2,543,662.0	414,728.0
GS Capital Partners V Institutional, L.P.	1,688,593.0	275,314.0
GSCP V GmbH Cobalt Holdings, LLC	195,230.0	31,831.0
GSCP VI Cobalt Holdings, LLC	2,675,941.0	436,294.0
GSCP VI Offshore Cobalt Holdings, LLC	2,225,753.0	362,895.0
GS Capital Partners VI Parallel, L.P.	735,838.0	119,974.0
GSCP VI GmbH Cobalt Holdings, LLC	95,103.0	15,506.0
C/R Cobalt Investment Partnership, L.P.	5,517,953.0	899,666.0
C/R Energy Coinvestment II, L.P.	515,378.0	84,029.0
Riverstone Energy Coinvestment III, L.P.	250,365.0	40,820.0
Carlyle Energy Coinvestment III, L.P.	54,400.0	8,870.0
C/R Energy III Cobalt Partnership, L.P.	2,633,318.0	429,345.0
Carlyle/Riverstone Global Energy and Power Fund III, L.P.	6,111,914.0	996,508.0
First Reserve Fund XI, L.P.	11,866,539.0	1,934,762.0
FR XI Onshore AIV, L.P.	3,965,765.0	646,592.0
KERN Cobalt Co-Invest Partners AP LP	4,000,000.0	0.0
Total	50,000,000.0	7,500,000.0

A-1

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Citigroup Global Markets Inc.	50,000,000

Total	50,000,000

B-1

SCHEDULE C

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

Free Writing Prospectus filed with the Commission on May 7, 2013 pursuant to Rule 433 under the Act.

2.              Other Information Included in the General Disclosure Package

The following information, conveyed orally, is also included in the General Disclosure Package:

Price to the public: Price per share of the Offered Securities paid by each applicable investor

Number of Shares Sold:     50,000,000

C-1

SCHEDULE D

FORM OF DAVIS POLK & WARDWELL LLP OPINION AND 10B5-1 LETTER

I. Form of Davis Polk & Wardwell LLP Opinion

We have also participated in the preparation of the Company’s registration statement on Form  S-3 (File No. 333- 171536) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated May 7, 2013 relating to the Shares (the “Preliminary Prospectus Supplement”) and the prospectus supplement dated May 7, 2013 relating to the Shares (the “Prospectus Supplement”).  To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued.  The registration statement became effective under the Act upon the filing of the registration statement with the Commission on January 4, 2011 pursuant to Rule 462(e).  The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated January 4, 2011 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the information set forth in Schedule C to the Underwriting Agreement for the Shares, is hereinafter called the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

1.                                      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to enter into the Underwriting Agreement and to perform its obligations thereunder.

2.                                      The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.                                      The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

4.                                      The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus.  Except as disclosed in the Prospectus or except as have been waived prior to the date hereof, there are no contracts, agreements or understandings to our knowledge between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Act.

5.                                      The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware, provided that we express no opinion as to federal or state securities laws, or (ii) the certificate of incorporation or by laws of the Company.

6.                                      No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware, is required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the caption “Description of Capital Stock” insofar as they summarize provisions of the certificate of incorporation and by-laws of the Company (however, no opinion is being expressed on the number of shares of capital stock outstanding).  In our opinion, such statements fairly summarize these provisions in all material respects.  The statements included in the Prospectus under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the assumptions, conditions and limitations set forth therein, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

II. Form of Davis Polk & Wardwell LLP 10b-5 Letter

We have participated in the preparation of the Company’s registration statement on Form  S-3 (File No. 333-171536) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated May 7, 2013 (the “Preliminary Prospectus Supplement”) relating to the Shares, and the prospectus supplement dated May 7, 2013 relating to the Shares (the “Prospectus Supplement”).  To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued.  The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated January 4, 2011 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the information set forth in Schedule C to the Underwriting Agreement for the Shares, is hereinafter called the “Disclosure Package.”  The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

(i)                                     the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)                                  nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Shares:

(a)                                 on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)                                 at 4:20 P.M. New York City time on May 7, 2013, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)                                  the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SCHEDULE E

LIST OF PERSONS SUBJECT TO LOCK-UP AGREEMENTS
PURSUANT TO SECTION 7(h)

Management

Joseph H. Bryant

Michael D. Drennon

James W. Farnsworth

Jeffery A. Starzec

Lynne L. Hackedorn

James H. Painter

Richard A. Smith

Van P. Whitfield

John P. Wilkirson

Directors

Peter R. Coneway

Michael G. France

Jack E. Golden

N. John Lancaster

Scott L. Lebovitz

Jon A. Marshall

Kenneth W. Moore

Kenneth A. Pontarelli

Myles W. Scoggins

D. Jeff van Steenbergen

William P. Utt

Martin H. Young, Jr.

Former Financial Sponsors

C/R Cobalt Investment Partnership, L.P.	GS Capital Partners VI Parallel, L.P.
C/R Energy III Cobalt Partnership, L.P.	GSCP VI Cobalt Holdings, LLC
Riverstone Energy Coinvestment III, L.P.	GSCP VI GMBH Cobalt Holdings, LLC
Carlyle/Riverstone Global Energy and Power Fund III, L.P.	KERN Cobalt Co-Invest Partners AP L.P.
C/R Energy Coinvestment II, L.P.
Carlyle Energy Coinvestment III, L.P.
First Reserve Fund XI, L.P.
FR XI Onshore AIV, L.P.
GSCP VI Offshore Cobalt Holdings, LLC
GSCP V Cobalt Holdings, LLC
GSCP V GMBH Cobalt Holdings, LLC
GS Capital Partners V Institutional, L.P.
GSCP V Offshore Cobalt Holdings, LLC

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SCHEDULE F

May 7, 2013

To the Representative of the Underwriters named in the Underwriting Agreement referred to below:

Dear Sirs:

This letter, which is written at the request of Cobalt International Energy, Inc. (“Cobalt”), is being delivered to the Underwriters (as defined below) pursuant to the terms of an underwriting agreement between Cobalt, the Selling Stockholders named therein (the “Selling Stockholders”) and the Underwriters named therein (the “Underwriters”) relating to the public offering by the Selling Stockholders of shares of common stock, par value $0.01 per share, of Cobalt (“Common Stock”) which are being offered pursuant to the prospectus supplement dated May 7, 2013, and the accompanying prospectus dated January 4, 2011 (collectively, the “Prospectus”).

Our “Report as of December 31, 2010 on the Prospective Resources of Certain Prospects attributable to Cobalt International Energy, Inc. in Various OCS Blocks in the Gulf of Mexico Offshore the United States and Various Offshore License Areas Angola and Gabon, West Africa Executive Summary” presented our conclusions regarding our estimates of the prospective resources attributable to interests of Cobalt as of December 31, 2010 (such report, the “Prospective Resources Report”).  Our “Report as of December 31, 2010 on the Prospective Resources of Certain Prospects attributable to Cobalt International Energy, Inc. in Offshore License Block 20 Angola, West Africa Executive Summary” presented our conclusions regarding our estimates of the prospective resources attributable to Block 20 interests of Cobalt as of December 31, 2010 (such report, the “Block 20 Prospective Resources Report”).  Our “Report as of December 31, 2010 on the Contingent Resources owned by Cobalt International Energy, Inc. Executive Summary” presented our conclusions regarding our estimates of the contingent resources attributable to interests of Cobalt as of December 31, 2010 (such report, the “Contingent Resources Report”).  Our “Appraisal Report as of December 31, 2010 on Reserves owned by Cobalt International Energy, Inc. Executive Summary” presented our conclusions regarding our estimates of the reserves attributable to the interests of Cobalt as of December 31, 2010 (such report, the “Reserves Report”).  The Prospective Resources Report, the Block 20 Prospective Resources Report, the Contingent Resources Report, and the Reserves Report collectively are referred to herein as the “D&M Reports.”

In connection with the foregoing, we hereby inform you as follows:

1.                                      As of the date of this letter and as of the date of the D&M Reports, we are and were independent reserves engineers with respect to Cobalt.  Neither we, nor to our knowledge, any of our employees, officers or directors, own interests in the oil and gas properties included in the D&M Reports.  We have not been employed by Cobalt on a contingent basis.

2.                                      The estimates of Cobalt’s prospective and contingent resources contained in the D&M Reports, and the computations made in connection therewith, were, unless otherwise stated, made in accordance with the Petroleum Resources Management System approved in March 2007 by the Society of Petroleum Engineers, the World Petroleum Council, the American Association of Petroleum Geologists, and the Society of Petroleum Evaluation Engineers.  The estimates of Cobalt’s reserves contained in the D&M Reports, and the computations made in connection therewith, were, unless otherwise stated, made as of December 31, 2010, in accordance with the regulations promulgated by the United States Securities and Exchange Commission.

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3.                                      The document attached hereto as Schedule A is a true, correct, and complete copy of our                Prospective Resources Report.  The document attached hereto as Schedule B is a true, correct, and complete copy of our Block 20 Prospective Resources Report.  The document attached hereto as Schedule C is a true, correct, and complete copy of our Contingent Resources Report.  The document attached hereto as Schedule D is a true, correct, and complete copy of our Reserves Report.

This letter has been prepared at the request of Cobalt and it has represented that this letter is solely for the information of the addressees and to assist the Underwriters in conducting and documenting their investigation of the affairs of Cobalt in connection with the offering of the securities covered by the Prospectus, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Prospectus or any other document, except that reference may be made to it in the Underwriting Agreement or in any list of closing documents pertaining to the offering of the securities covered by the Prospectus.

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